EXHIBIT 10.2


                                   WEBIX INC.
                          36 W. 44th Street, Suite 1209
                            New York, New York 10036





                                                     As of January 15, 2002

WebIAm, Inc.
19 Duncan Street
Millburn, NJ  07041

Gentlemen:

                  This Agreement sets forth the legally binding agreement among WEBiX Inc., a Florida corporation ("WEBiX"), WebIAm, Inc., a New Jersey corporation ("WebIAm") and The X-Change Corporation, a Nevada corporation ("X-Change") as to the following items. The parties agree to use their reasonable efforts to prepare and execute more formal agreements to document the agreed items in the near future if they shall mutually so determine. The parties understand and acknowledge that WEBiX shall be merged into a wholly-owned subsidiary of X-Change, and that this Agreement shall be binding on and inure to the benefit of X-Change as the successor to WEBiX after the completion of the merger transaction. All references to WEBiX contained herein shall mean and include X-Change from and after the date of the merger.

                  1. WEBiX and WebIAm are currently parties to a certain License Agreement dated as of June 20, 2001 (the "Original License Agreement"). This letter is intended to amend and supersede the Original License Agreement to the extent set forth herein. Except as otherwise set forth herein, the Original License Agreement shall remain in full force and effect.

                  2. WebIAm hereby grants to WEBiX an exclusive, royalty free (subject to any early termination or royalty provisions specified herein), license (the "Master License") for a period commencing on the date hereof and ending on the date which is three months after the second anniversary of the date hereof (such period shall be referred to herein as the "Term") to use for any and all purposes (including the right to sublicense software to others) the following:

         (a) all computer software (including both source and object code), owned hardware, leased hardware, databases, computer programs and other media used in WebIAm's Software Development and Licensing Business, including, without limitation, the following software development related projects and opportunities: the WEBiX exchange; the ABS exchange; the eBond exchange; the High Grade software; the New Issue software; the Parts exchange; and the jsBuilder software;

         (b) all currently existing customer lists and other information, data, statistics and other compilations of information relating to customers or potential customers of the Software Development and Licensing Business, in each case whether in hard copy or machine-readable form, including all records, manuals, know-how and expertise relating thereto;

         (c) all of WebIAm's items of equipment, furniture and personal property;

         (d) all rights and interests in and to any pending or executory contracts, agreements, licenses, leases and arrangements of any nature whatsoever, including, without limitation, customer and supplier agreements and those contracts, agreements, licenses, leases and arrangements, except for contracts and rights relating to the WebIAm's relationship with GDS CBeX and excluding WebIAm's ownership of equity in GDS CBeX;

         (e) all rights and interests in and to any and all trade names, assumed names, corporate names, brands and slogans other than the continued use of the corporate name "WebIAm";

         (f) all rights and interests in and to any and all inventions, patents, patent rights, patent applications, copyrights, trademarks, service marks and registrations and registration applications, including extensions and renewals thereof and licenses therefor (and all future income therefrom);

         (g) all books,  records,  files and papers of the Software  Development and Licensing Business,  including,  without limitation,  drawings,  engineering information, computer programs, manuals and data, sales and advertising materials and sales and purchases correspondence; and

                  3. (a) In consideration for the grant of the license as provided in Section 2 above, WEBiX hereby agrees to pay to or for the benefit of WebIAm (and in some cases its principals) or to assume the following obligations of WebIAm:

                  1. the balance of the account payable to Globix through December 31, 2001 in the amount of $17,187;

                  2. the Globix web hosting contract, a copy of which has been previously delivered to WEBiX and which involves the payment of $5,700 per month in fees;

                  3. the account payable to BEA for software licenses used in the WEBiX software platform in the approximate amount of $38,723;

                  4.   the   account   payable   to   Tsunami    Computing   for
         sub-contracting services in the amount of $12,201; and

                  5. two (2) hardware leases with Summit Quick Lease with total monthly payments of $700.00 (the "Assumed Trade Debt").

WEBIX IS ASSUMING NO LIABILITIES, CLAIMS OR OBLIGATIONS OF WEBIAM OR THE SOFTWARE DEVELOPMENT AND LICENSING BUSINESS OTHER THAN THOSE SPECIFIED ABOVE. THERE SHALL BE NO IMPLIED ASSUMPTION BY WEBIX OF ANY OTHER LIABILITY OR
OBLIGATION OF WEBIAM OR THE SOFTWARE DEVELOPMENT AND LICENSING BUSINESS, INCLUDING, WITHOUT LIMITATION, ANY EMPLOYEE BENEFIT PLAN OR AGREEMENT WITH ANY EMPLOYEE OR SHAREHOLDER IN EXISTENCE AT ANY TIME, WHETHER OR NOT DISCLOSED TO WEBIX, OR KNOWN OR UNKNOWN, FIXED OR CONTINGENT.

                  (b) During the Term and thereafter for so long as WEBiX or X-Change or any of their respective successors or assigns continue to utilize all or any part of the assets that are the subject of the Original License Agreement or this Master License and notwithstanding the purchase by WEBiX or X-Change pursuant to Section 4 hereof of the assets which are the subject of this Master License or any termination in whole or in part of the Master License pursuant to Sections 5 or 6 of this Agreement, WEBiX shall continue to be obligated to pay to WebIAm or its designee the fee specified in Section 3.B. of
Schedule 2 of the Original License Agreement;

                  (c) One Hundred Thousand (100,000) shares of Common Stock of WEBiX (the "WEBiX Shares"), which shares shall not have been registered under the Securities Act of 1933, as amended (the "Securities Act"). WebIAm acknowledges that upon consummation of the merger, the WEBiX Shares shall be cancelled and WebIAm shall receive Two Million (2,000,000) shares of X-Change Common Stock (which shall also not be registered under the Securities Act), upon the terms and conditions set forth in the Merger Agreement (a copy of which has been provided to the WEBIAM); and

                  (d) Concurrently with the execution of this Agreement, each of Robert M. Kaskel, Eric B. Nissan and Steven Maybaum shall enter into 2 year employment agreements with WEBiX and X-Change on the terms outlined in the separate employment term sheets that are attached to this Agreement.

                  4. In the event that the Master License shall not have been previously either partially or fully revoked for any of the reasons set forth provided below, then, commencing on the second anniversary of the date of this Agreement and ending three months thereafter, WEBiX shall have the right to purchase from WebIAm, for a price of One Dollar ($1.00), outright title to all of the assets covered in the Master License (including all enhancements and modifications thereto from and after the date hereof), free and clear of any and all liens, encumbrances and liabilities; provided, however, that notwithstanding any other term set forth in this Section 4, in no event may the purchase right set forth in this Section 4 be exercisable by WEBiX or X-Change unless and until
(i) all amounts (including any disputed amounts) due and payable to Robert M. Kaskel, Eric B. Nissan and Steven Maybaum under the employment agreements referred to in Section 3(d) hereof have been paid in full and (ii) all fees payable under Section 3.B. of Schedule 2 of the Original License Agreement owed by WEBiX to WebIAm or its designee through the date on which the purchase option is exercised have been paid in full.

                  5. In the event that (i) the employment of any two or more of the individuals specified in Section 3(d) above shall be terminated by WEBiX before the expiration of the Term, (ii) there is a material breach by WEBiX of any of its representations and warranties set forth in Section 10 of this Agreement or (iii) there is a material breach of the covenant set forth in
Section 7 of this Agreement or the condition set forth in Section 11 of this Agreement then the Master License shall be revoked with the exception that it shall remain in effect for the limited purpose of permitting the continued use of the software in connection with the operation of the alternative exchange for micro-cap securities (the "Micro-cap Exchange") and in connection with any other contractual obligations with third parties that WEBiX shall have entered into prior to the date of termination of the Master License ("Existing Third Party Uses"). In this event, WebIAm shall be entitled to use the software (including all enhancements and modifications thereto from and after the date hereof) on an exclusive basis for any and all purposes except that WebIAm shall not use or license the software for any use that is directly competitive with the Micro-cap Exchange or with any of the Existing Third Party Uses. The shareholders of WebIAm individually agree to honor the restrictions and the obligations imposed on WebIAm in this Agreement.

                  6. In the event that (i) WEBiX shall file a petition under any bankruptcy or insolvency law, or in the event that such a petition shall be filed involuntarily against WEBiX (and shall not be dismissed within 60 days from the date of filing) or (ii) WEBiX shall default in the payment of any fees to WebIAm as referenced in Section 3(b) above (after the provision of written notice of default by WebIAm and the opportunity for WEBiX to cure such default for 30 days), the Master License shall be revoked in its entirety.

                  7. After the consummation of the X-Change merger, one (1) representative of WebIAm shall be nominated to serve on the Board of Directors of X-Change on the slate to be proposed by the current shareholders of WEBiX. WEBiX shall use its reasonable best efforts to cause its current shareholders to vote in favor of the representative of WebIAm.

                  8. After the consummation of the X-Change merger, WEBiX shall cause X-Change to use reasonable efforts to continue to support and promote the business avenues included in the Software Development and Licensing Business, including software development and licensing, managed services, technology consulting and outsourced IT and exchange system services.

                  9.  WebIAm represents and warrants to WEBiX as follows:

         (a) Organization. WebIAm is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

         (b) Corporate Authority, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all other agreements and instruments to be executed and delivered by WebIAm have been duly and validly authorized, approved and adopted by all requisite corporate action of WebIAm. This Agreement constitutes, and such other agreements and instruments, when duly executed and delivered by WebIAm will constitute, valid and binding obligations of WebIAm enforceable against WebIAm in accordance with their respective terms except as such enforceability may be limited by applicable laws related to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

         (c) No Conflict, Etc. Neither the execution nor delivery of this Agreement and all other agreements and documents executed in connection herewith by WebIAm nor the consummation of the transactions contemplated hereby or thereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith by WebIAm will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of WebIAm; (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets, properties, contracts or obligations of WebIAm; (iii) result in being declared void, voidable or without further binding effect under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or commitment or obligation to which WebIAm is a party, or by which WebIAm may be bound or affected; or (iv) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to WebIAm or any of its properties.

         (d) Claims, Legal Proceedings, Etc. To the best knowledge of the shareholders of WebIAm, there are no material claims against WebIAm or the Software Development and Licensing Business in favor of any party (including, without limitation, any material claim for liability, in tort or otherwise, with respect to the services performed or provided by the Software Development and Licensing Business) and there is no legal, administrative, arbitration, or other proceeding or investigation pending or, to the best of WebIAm's or its shareholder's knowledge, threatened against WebIAm or the Software Development and Licensing Business, nor does WebIAm or any of its shareholders have any knowledge of any basis for any such claim or proceeding.

         (e) Licenses, Patents, Trademarks, Etc. WebIAm has all permits, approvals, authorizations, consents, licenses, clearances, notifications and certificates (collectively, the "Licenses"), and owns or has adequate rights to use, all intellectual property, technology, processes, computer programs, know-how and formulae and other property rights, which are necessary or material to the conduct of the Software Development and Licensing Business, all of which Licenses are in full force and effect and shall be included in the assets licensed hereunder. None of the Licenses are non-assignable. Neither WebIAm nor any of its shareholders have received notice of any claim for infringement, nor has the Software Development and Licensing Business infringed or is it infringing or has it engaged in or is it engaging in the unauthorized use or the misappropriation of, any patent, trademark, copyright, technology, process, design, computer program, know-how or formula of another.

         (f) Compliance With Law. WebIAm is in compliance with all laws, regulations and orders applicable to its business. WebIAm has not received any notification that it is in violation of any law, regulation or order and no such violation exists.

         (g) Investment Representations. WebIAm understands, acknowledges and agrees that:

                  (i) Neither the WEBiX Shares nor the X-Change Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance upon either Rule 506 of Regulation D under the Securities Act ("Regulation D") or Rule 4(2) of the Securities Act and similar exemptions under state securities laws for private offerings. The availability of the aforesaid exemptions depend in part upon the accuracy of certain of the representations, declarations and warranties which are made by
WebIAm herein and which are being relied upon in determining WebIAm's suitability to invest in WEBiX and or X-Change;

                  (ii) The WEBiX Shares and the X-Change Shares are restricted securities which may not be sold or otherwise transferred unless they have been registered under the Securities Act or unless such transaction is exempt from the registration requirements thereunder, provided, however, that in the case of an exemption to the registration requirements thereunder, WEBiX shall have received an opinion of counsel, reasonably acceptable to WEBiX and its counsel, stating that the proposed transfer is exempt from registration under the Securities Act;

                  (iii) Prior to any proposed transfer of the WEBiX Shares or the X-Change Shares and as a condition thereto, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from the registration requirements thereunder and, in the case of an exemption to the registration requirements thereunder, if an opinion of counsel is not delivered to WEBiX as provided above, WebIAm will, if requested by WEBiX, deliver to WEBiX an investment covenant signed by the proposed transferee in such form as shall be required by WEBiX;

                  (iv) WebIAm agrees to indemnify WEBiX against any and all losses, claims, damages, expenses or liabilities to which WEBiX may become subject under any United States federal or state securities law, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon (A) any transfer of the WEBiX Shares or the X-Change Shares by WebIAm in violation of the Securities Act, or under any rule or regulation promulgated under the Securities Act, or (B) any untrue statement of a material fact or omission to state a material fact in connection with WebIAm's investment in WEBiX or in X-Change in connection with any transfer of the WEBiX Shares or the X-Change Shares by WebIAm; and

                  (v) Any certificate representing the WEBiX Shares or the X-Change Shares shall bear a legend setting forth the restrictions on the transferability of such securities;

                  (vi) WebIAm is acquiring the WEBiX Shares or the X-Change Shares for its own account and for investment only and not with the intention of, or a view toward, the resale or further distribution thereof; provided, however, that WEBiX acknowledges that WebIAm may in the future transfer all or a portion of the WEBiX Shares or the X-Change Shares to Robert M. Kaskel, Eric B. Nissan and/or Steven Maybaum individually;

                  (vii) WebIAm has no contract, agreement or arrangement with any person to sell, transfer or pledge the WEBiX Shares or the X-Change Shares or any portion thereof to such person or anyone else; provided, however, that WEBiX acknowledges that WebIAm may in the future transfer all or a portion of the WEBiX Shares or the X-Change Shares to Robert M. Kaskel, Eric B. Nissan and/or Steven Maybaum individually;

                  (viii) WebIAm is aware that the WEBiX Shares and the X-Change Shares are of a very speculative nature and involve a very high degree of risk;

                  (ix) WebIAm has received any and all information regarding WEBiX, X-Change and their respective businesses which it has required in connection with the investment contemplated hereby and has had the opportunity to discuss any questions he may have with the officers of WEBiX; and

                  (x) WebIAm has sufficient knowledge and experience in business matters to evaluate the merits and risks of its investment in WEBiX and in X-Change.

         10.      WEBiX hereby represents and warrants to the WebIAm as follows:

         (a) Organization. WEBiX is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         (b) Corporate Authority, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all other agreements and instruments to be executed and delivered by WEBiX have been duly and validly authorized, approved and adopted by all requisite corporate action of WEBiX. This Agreement constitutes, and such other agreements and instruments, when duly executed and delivered by WEBiX will constitute, valid and binding obligations of WEBiX enforceable in accordance with their respective terms.

         (c) No Conflict, Etc. Neither the execution nor delivery of this Agreement and all other agreements and documents executed in connection herewith by WEBiX nor the consummation of the transactions contemplated hereby or thereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith by WEBiX will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of WEBiX;
(ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets, properties, contracts or obligations of WEBiX; (iii) result in being declared void, voidable or without further binding effect under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or commitment or obligation to which WEBiX is a party, or by which WEBiX may be bound or affected; or (iv) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to WEBiX or any of its properties.

         (d) Financial Statements; No Undisclosed Liabilities. WEBiX has previously delivered to WebIAm its unaudited financial statements for the period as of and ended September 30, 2001 (the "Financial Statements"). A copy of the Financial Statements is attached hereto. The Financial Statements are in accord with the books and records of WEBiX and they fairly and accurately present the assets, liabilities and financial condition of WEBiX as of September 30, 2001 and the results of WEBiX's operations for the period ended September 30, 2001. The Financial Statements do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Since September 30, 2001, there has been no material adverse change in the financial condition, working capital, assets, liabilities, reserves, business operations or prospects of WEBiX. WEBiX has no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise and whether due or to become due) except (a) liabilities which have been fully reflected or reserved against the Financial Statements, which reserves are appropriate and reasonable and (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Financial Statements.

         (e) Compliance With Law. WEBiX is in compliance with all laws, regulations and orders applicable to its business. WEBiX has not received any notification that it is in violation of any law, regulation or order and no such violation exists.

         11. Condition. The obligation of WebIAm to consummate and fully perform its obligations under this Master License shall be conditioned on there being no material breach by X-Change of any of its representations or warranties set forth in Sections 3.04, 3.07, 3.08, 3.09, 3.11 and 3.12 of the Merger Agreement dated as of December 14, 2001 by and among X-Change, WEBiX and Popo Agie, Inc., a Delaware corporation.

         12.  Miscellaneous.

         (a) Entire Agreement, Etc. This Agreement (and any other agreement specifically referred to herein) contains all of the representations, warranties, and agreements of the parties hereto with respect to the subject matter hereof, and all prior understandings, representations, and warranties (whether oral or written) with respect to such matters are superseded. This Agreement may not be amended, modified, waived, discharged, or terminated except by an instrument in writing signed by the party or an executive officer of a corporate party against whom enforcement of the change, waiver, discharge, or termination is sought.

         (b) Governing Law and Jurisdiction. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of New York.

         (c) Assignment. This Agreement shall inure to the benefit of and be binding on the successors, assigns, heirs and legal representatives, as the case may be, of each of the parties hereto. No assignment of this Agreement or any rights hereunder shall be effective without the written consent of the remaining parties hereto.

         (d) Designations and Notices. Any notices or other communications required or permitted hereunder, except as may otherwise be provided in this Agreement, will be deemed given if mailed by certified mail, return receipt requested, postage prepaid, to the address set forth in the recitals to this Agreement.

         (e) Further Assurances. Each of the parties hereto agrees to execute such instruments and take such further action, if any, as may be reasonably requested by any other parties hereto in order to assure such requesting party of the rights and benefits intended by this Agreement.

         (f) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. In lieu of such illegal, invalid, or unenforceable provision, any court shall be empowered to substitute as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provisions as may be legal, valid and enforceable.

         (g) Construction. The provisions of this Agreement shall be deemed prepared jointly by the parties hereto with the intent that no provision hereof is to be strictly construed against any party by reason of the preparation or negotiation of this Agreement.

         (h) Expenses. Except as may be otherwise provided in this Agreement, each party hereto shall pay its own expenses and costs in connection with the preparation of this Agreement and the transactions contemplated hereby.

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



         (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement.

                  If you are in agreement with the foregoing, please sign in the place indicated below.


                                  WEBIAM, INC.


                                  By: /s/ Steven Maybaum
                                  ----------------------------------------------
                                          Name: Steven Maybaum
                                          Title: Principal/ Secretary


                                  WEBIX INC.


                                  By: /s/ K. Richard B. Niehoff
                                  ----------------------------------------------
                                          Name: K. Richard B. Niehoff
                                          Title:  President


                                  SHAREHOLDERS OF WEBIAM, INC.:


                                  /s/ Robert M. Kaskel
                                  ----------------------------------------------
                                  Robert M. Kaskel, individually


                                  /s/ Eric B. Nissan
                                  ----------------------------------------------
                                  Eric B. Nissan, individually


                                  /s/  Steven Maybaum
                                  ----------------------------------------------
                                  Steven Maybaum, individually


                                  THE X-CHANGE CORPORATION


                                  By: /s/ W. Steven Garrett
                                  ----------------------------------------------
                                          Name: W. Steven Garrett
                                          Title: President